UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 2, 2008

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 2, 2008, Captaris, Inc. (“Captaris”), as borrower, entered into a Credit Agreement providing for a senior secured revolving credit facility, with Wells Fargo Foothill, LLC, as arranger, administrative agent, swing lender, and letter of credit issuer, and the other lenders party thereto (the “Credit Facility”).

The Credit Facility provides for a $10,000,000 revolving line of credit commitment, which may be used (i) for revolving loans, (ii) for swing line advances, subject to a sublimit of $2,000,000 and (iii) to request the issuance of letters of credit on Captaris’s behalf, subject to a sublimit of $5,000,000. On or before January 2, 2009, Captaris may, subject to applicable conditions, request an increase in the commitment under the Credit Facility of up to $10,000,000. The credit available under the Credit Facility may be used to, among other purposes, pay a portion of the purchase price for the acquisition of Océ Document Technologies GmbH as described in Item 2.01 and to finance the ongoing working capital, capital expenditure, and general corporate needs of Captaris. Upon the closing of the Credit Facility on January 2, Captaris obtained an initial cash advance of approximately $9.8 million.

Captaris, subject to applicable conditions, may elect interest rates on its revolving borrowings calculated by reference to (i) the LIBOR rate (the “LIBOR Rate”) fixed for given interest periods, plus a margin determined by Captaris’s average daily balance of the revolving loan usage during the preceding month or (ii) Wells Fargo Bank, National Association’s prime rate (or, if greater, the average rate on overnight federal funds plus one half of one percent) (the “Base Rate”), plus a margin determined by Captaris’s average daily balance of the revolving loan usage during the preceding month. For swing line borrowings, Captaris will pay interest at the Base Rate, plus a margin determined by Captaris’s average daily balance of the revolving loan usage during the preceding month. For borrowings made with the LIBOR Rate, the margin ranges from 250 to 275 basis points, while for borrowings made with the Base Rate, the margin ranges from 100 to 125 basis points.

The Credit Facility matures on January 2, 2013, at which time all outstanding borrowings must be repaid and all outstanding letters of credit must have been cash collateralized.

The Credit Facility provides for the payment of specified fees and expenses, including commitment and unused line fees, and contains certain loan covenants, including, among others, financial covenants providing for a minimum EBITDA and maximum amount of capital expenditures, and limitations on Captaris’s ability with regard to the incurrence of debt, the existence of liens, stock repurchases and dividends, investments, and mergers, dispositions and acquisitions, and events constituting a change in control. Captaris’s obligations under the Credit Facility are guaranteed by certain of Captaris’s direct and indirect domestic subsidiaries (collectively, the “Guarantors”).

The Credit Facility contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, and cross defaults to certain other indebtedness. The occurrence of an event of default will increase the applicable rate of interest and could result in the acceleration of Captaris’s obligations under the Credit Facility and the obligations of any or all of the Guarantors to pay the full amount of Captaris’s obligations under the Credit Facility.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 4, 2008, Captaris, through its wholly-owned subsidiary, Captaris Verwaltungs GmbH, a German limited liability company (“Captaris Verwaltungs”), consummated its acquisition of Océ Document Technologies GmbH (“ODT”), pursuant to a Sale and Purchase Agreement (the “SPA”) by and between Captaris Verwaltungs and Océ Deutschland Holding GmbH & Co. KG, a German limited partnership (the “Seller”), dated December 20, 2007. Under the terms of the SPA, Captaris Verwaltungs acquired all of the outstanding equity of ODT from the Seller, and ODT became a wholly owned subsidiary of Captaris Verwaltungs and an indirect wholly owned subsidiary of Captaris.

Captaris Verwaltungs paid a cash purchase price equal to approximately EUR 10.4 million, net of ODT’s aggregate accruals of EUR 12.1 million as of December 31, 2007 for future retirement and bonus obligations and ODT’s cash balance of approximately EUR 21.2 million at closing. The purchase price is subject to an upward or downward adjustment after the closing if ODT’s actual revenues for the year ended November 30, 2007 deviate from its estimate of approximately EUR 22.7 million by more than EUR 500,000. At the closing, EUR 2 million of the purchase price was deposited in a third-party escrow account for 12 months as security for any post-closing purchase price adjustment and, subject to certain limitations, for indemnification claims against the Seller. Captaris, as guarantor, is liable to the Seller for any and all obligations and liabilities of Captaris Verwaltungs under the SPA.

This description of the SPA is qualified in its entirety by the terms and conditions of the SPA, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the press release issued by Captaris on January 7, 2008 concerning the completion of the acquisition is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a) Financial Statement of Business Acquired.

The financial statements required by this Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated December 20, 2007, by and among Océ Deutschland Holding GmbH & Co. KG, Captaris Verwaltungs GmbH and Captaris, Inc. (incorporated herein by reference to Exhibit 2.1 to Captaris’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2007) (certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1	Credit Agreement, dated January 2, 2008, among Captaris, Inc., as borrower, Wells Fargo Foothill, LLC, as arranger, administrative agent, swing lender, and letter of credit issuer, and the other lenders party thereto.

99.1	Press Release issued by Captaris, Inc., dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2008

Captaris, Inc.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	Chief Financial Officer